UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford

Dublin 18 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 551 1487

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2018, Presbia PLC (the “Company”) received notice from the Nasdaq Stock Market LLC (the “Notice”) that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 does not satisfy the Nasdaq Capital Market continued listing requirement set forth in Nasdaq Stock Market Rule 5550(b)(1) (the “Rule”).

Under applicable Nasdaq rules, the Company has 45 calendar days from the date of the Notice to submit to Nasdaq a plan to regain compliance with the Rule. The Company currently anticipates timely submitting such a plan to Nasdaq. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for the Company to provide evidence of compliance. If the plan is not accepted or the Company is not granted an extension, the Company will then consider actions appropriate to the circumstances, which may include applicable appeals to a Nasdaq Hearings Panel.

There can be no assurance that the Company will be able to regain compliance with the Rule, or that the Company will ultimately continue to pursue regained compliance with the Rule in lieu of other available alternatives, such as applying for the transfer of its common stock listing to the Over the Counter (OTC) Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Richard T. Fogarty
Name: Richard T. Fogarty
Title:Chief Accounting Officer

Dated:    November 20, 2018